UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)
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INTL FCStone Inc.
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January 18, 2012
Amendment No. 1 to Proxy Statement

INTL FCSTONE INC.
708 Third Avenue
Suite 1500
New York, New York 10017

ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON
FEBRUARY 23, 2012

Explanatory Note: This Amendment No. 1 to the Proxy Statement of INTL FCStone Inc. (the “Company”) amends only those items of the Proxy Statement originally filed on January 13, 2012 (the “Proxy Statement”) which are contained in this Amendment. All other items of the Proxy Statement are incorporated by reference into this Amendment without change. This Amendment is filed to revise the table that was originally set forth on page 34 of the Proxy Statement which sets forth the performance targets and potential bonuses for 2012 under the proposed Executive Performance Plan. The revised table corrects typographical errors contained in the table filed in the original Proxy Statement, and adds additional explanatory footnotes.

The table included in the section of the Proxy Statement entitled “Proposal 4 – Approval of the 2012 Executive Performance Plan- 2012 Awards,” which was originally set forth on page 34 of the Proxy Statement, is amended to read in its entirety as follows:

2012 Executive Performance Plan
	Performance Targets
	Adjusted Return on Equity		Increase in Share Price
Return on Equity Premium (1)	Adjusted Return on Equity Target (1)	Target Bonus (2)	Increase in Share Price Target	Target Bonus (2)	Total

T+6.0%	min. 8.0%	$200,000	8.0%	$50,000	$250,000
			For every additional 10 b.p., add	$2,500

T+8.0%	To be determined	$400,000	10.0%	$100,000	$500,000
	For every additional 10 b.p., add	$12,800	For every additional 10 b.p., add	$3,200	$16,000

T+10.5%	To be determined	$720,000	12.5%	$180,000	$900,000
	For every additional 10 b.p., add	$14,400	For every additional 10 b.p., add	$3,600	$18,000

T+13.0%	To be determined	$1,080,000	15.0%	$270,000	$1,350,000
	For every additional 10 b.p., add	$16,000	For every additional 10 b.p., add	$4,000	$20,000

T+15.5%	To be determined	$1,480,000	17.5%	$370,000	$1,850,000
	For every additional 10 b.p., add	$17,600	For every additional 10 b.p., add	$4,400	$22,000

T+18.0%	To be determined	$1,920,000	20.0%	$480,000	$2,400,000
	For every additional 10 b.p., add	$19,200	For every additional 10 b.p., add	$4,800	$24,000

T+20.5%	To be determined	$2,400,000	22.5%	$600,000	$3,000,000
	For every additional 10 b.p., add	$20,800	For every additional 10 b.p., add	$5,200	$26,000

(1) In establishing the Adjusted Return on Equity performance targets for 2012, the Compensation Committee elected to establish the target at each level based upon a premium over the one-year U.S. Treasury Bill rate (“T” in the above table), to be calculated as the average rate over the fiscal year. No bonus will be earned unless the Adjusted Return on Equity for 2012 is at least 8.0%. The Compensation Committee expects to maintain this minimum in the future.
(2) The potential bonuses for Sean M. O'Connor, Paul G. Anderson and Scott J. Branch are the amounts set forth in the preceding table. The potential bonuses for William J. Dunaway and Brian T. Sephton are one-half of these amounts.